                                CUSTODY AGREEMENT


     This AGREEMENT, dated as of ____________ ____, 19___, by and between __________________________________, a _______________ organized under the laws of the ________________________ (the "Trust"), on behalf of  _________________
(the "Fund") and CUSTODIAL TRUST COMPANY, a bank organized and existing under the laws of the State of New Jersey (the "Custodian").

                              W I T N E S S E T H:

     WHEREAS, the Trust desires that the Fund's Securities, cash and other assets be held and administered by Custodian pursuant to this Agreement;

     WHEREAS, the Trust is a management investment company registered under the Investment Company Act of 1940 (the "1940 Act");

     WHEREAS, Custodian represents that it is a bank having the qualifications prescribed in Section 26(a)(i) of the 1940 Act;

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and Custodian hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Whenever used in this Agreement, the following terms, unless the context otherwise requires, shall mean:

     1.1 "AUTHORIZED PERSON" means any Officer or other person duly authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and identified, by name or by office, in Exhibit A hereto or any person duly designated to do so by an investment adviser of the Fund specified by the Fund in Exhibit B hereto.

     1.2 "BOARD OF TRUSTEES" means the Board of Trustees of the Trust or, when permitted under the 1940 Act, the Executive Committee thereof, if any.

     1.3 "BOOK-ENTRY SYSTEM" means a book-entry system maintained by a Federal Reserve bank as provided for in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such other book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

     1.4 "BUSINESS DAY" means any day recognized as a settlement day by The New York Stock Exchange, Inc. and on which banks in the State of New Jersey are open for business.

     1.5 "CUSTODY ACCOUNT" means the account in the name of the Fund, which is provided for in Section 3.2 below.

     1.6 "ELIGIBLE FOREIGN CUSTODIAN" means any banking institution, trust company or other entity organized under the laws of a country other than the United States which is eligible under Rule 17f-5 under the 1940 Act to act as a sub-custodian for Foreign Securities and other assets of the Fund held outside the United States.

     1.7 "FOREIGN SECURITIES" means Securities as defined on paragraph (c)(1) of Rule 17f-5 under the 1940 Act.

     1.8 "FOREIGN SECURITIES DEPOSITORY" means a securities or clearing agency as defined in subparagraphs (c)(2)(iii) and (iv) of Rule 17f-5 under the 1940 Act.

     1.9 "MASTER REPURCHASE AGREEMENT" means that certain Master Repurchase Agreement of even date herewith between the Fund and Bear, Stearns & Co. Inc., an affiliate of Custodian ("Bear Stearns"), as it may from time to time be amended.

     1.10 "1940 ACT" means the Investment Company Act of 1940, as amended.

     1.11 "OFFICER" means the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Fund.

     1.12 "ORAL INSTRUCTIONS" means instructions orally transmitted to and accepted by Custodian which are (a) reasonably believed by Custodian to have been given by an Authorized Person, (b) recorded and kept among the records of Custodian made in the ordinary course of business, and (c) orally confirmed by Custodian.

     1.13 "PROPER INSTRUCTIONS" means Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

     1.14 "SECURITIES" includes, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, futures contracts, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein.

     1.15 "SECURITIES DEPOSITORY" means The Depository Trust Company and (provided that Custodian has received a copy of a resolution of the Board of Trustees of the Fund, certified by an Officer, specifically approving the use thereof as a depository for the Fund) any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 (the "1934 Act"), which acts as a system for the central handling and deposit of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

     1.16 "SECURITIES LOAN AGREEMENT" means that certain Securities Loan Agreement of even date herewith between the Fund and Bear, Stearns Securities Corp., an affiliate of Custodian ("BS Securities"), as it may from time to time be amended.

     1.17 "SHARES" means the authorized shares of each class of beneficial interest of the Fund.

     1.18 "WRITTEN INSTRUCTIONS" means (a) written communications received by Custodian and signed by a person reasonably believed by Custodian to be an Authorized Person, or (b) communications by telex or any other such system from a person reasonably believed by Custodian to be an Authorized Person, or (c) communications between electro-mechanical or electronic devices.

                                   ARTICLE II
                            APPOINTMENT OF CUSTODIAN

     2.1 APPOINTMENT. The Fund hereby appoints Custodian as custodian of all such Securities, cash and other assets, as may be acceptable to Custodian and from time to time delivered to it by the Fund or others for the account of the Fund.

     2.2 ACCEPTANCE. Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE III
                         CUSTODY OF CASH AND SECURITIES

     3.1 SEGREGATION. All Securities and non-cash property of the Fund in the possession of Custodian (other than Securities maintained by Custodian in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of Custodian and shall be identified as belonging to the Fund.

     3.2 CUSTODY ACCOUNT. (a) Custodian shall open and maintain in its trust department a custody account in the name of the Fund, subject only to draft or order of Custodian, in which Custodian shall enter and carry all Securities, cash and other assets of the Fund which are delivered to Custodian and accepted by it. Custodian shall not be under any duty or obligation to require the Fund to deliver to it any Securities or funds owned by the Fund and shall have no responsibility or liability for or on account of Securities or funds not so delivered.

     (b) If Custodian at any time fails to receive any of the documents referred to in Section 3.5(a) below, then, until such time as it receives such document, it shall not be obligated to receive any Securities of the Fund into the Custody Account and shall be entitled to return to the Fund any Securities of the Fund that it is holding.

     (c) Custodian may, but shall not be obligated to, hold Securities that may be held only in physical form.

     (d) Custodian is authorized to disclose the name, address and securities positions of the Fund to the issuers of such securities when requested by them to do so.

     3.3 APPOINTMENT OF AGENTS. (a) Custodian may employ suitable agents, which may include affiliates of Custodian such as Bear Stearns or BS Securities, provided, however, that Custodian shall not employ BS Securities to hold any of the Collateral under the Securities Loan Agreement (as such term "Collateral" is defined therein) or under any other securities loan agreement between the Fund and BS Securities (whether now or hereafter in effect), or Bear Stearns to hold any Purchased Securities under the Master Repurchase Agreement (as such term "Purchased Securities" is defined therein) or under any other repurchase agreement between the Fund and BS Securities (whether now or hereafter in effect). The appointment of any agent pursuant to this Section 3.3(a) shall not relieve Custodian of any of its obligations or liabilities under this Agreement. However, no Book-Entry System, Securities Depository or other securities depository or clearing agency (whether foreign or domestic) which it is or may become standard market practice to use for the comparison and settlement of trades in securities shall be an agent or sub-contractor of Custodian for purposes of this Section 3.3(a) or otherwise.

     (b) In its discretion, Custodian may appoint, and at any time remove, any domestic bank or trust company which is qualified to act as a custodian under the 1940 Act, as sub-custodian to hold Securities and cash of the Fund and to carry out such other provisions of this Agreement as it may determine, and may also open and maintain one or more banking accounts with such a bank or trust company (any such accounts to be in the name of Custodian and subject only to its draft or order), provided, however, that the appointment of any such agent or opening and maintenance of any such accounts shall be at Custodian's expense and shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

     (c) Upon receipt of Written Instructions to do so and at the Fund's expense, Custodian shall appoint as sub-custodian such domestic bank or trust company as is named therein, provided that (i) such bank or trust company is qualified to act as a custodian under the 1940 Act, and (ii) notwithstanding anything to the contrary in Section 10.1 below or elsewhere in this Agreement, Custodian shall have no greater liability to the Fund for the actions or omissions of any such sub-custodian than any such sub-custodian has to Custodian, and Custodian shall not be required to discharge any such liability which may be imposed on it unless and until such sub-custodian has effectively indemnified Custodian against it or has otherwise discharged its liability to Custodian in full.

     3.4 DELIVERY OF ASSETS TO CUSTODIAN. The Fund shall deliver to Custodian all of the Fund's Securities, cash and other assets, which are acceptable to Custodian, including (a) all payments of income, payments of principal and capital distributions received by the Fund with respect to such Securities, cash or other assets owned by the Fund at any time during the term of this Agreement, and (b) all cash received by the Fund for the issuance, at any time during such term, of Shares. Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

     3.5 SECURITIES DEPOSITORIES AND BOOK-ENTRY SYSTEMS. Custodian may deposit and/or maintain Securities of the Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

     (a) Prior to a deposit of Securities of the Fund in any Securities Depository or Book-Entry System, the Fund shall deliver to Custodian a resolution of the Board of Trustees of the Fund, certified by an Officer, authorizing and instructing Custodian (and any sub-custodian appointed pursuant to Section 3.3 above) on an on-going basis to deposit in such Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder (or under the applicable sub-custody agreement in the case of such sub-custodian), including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities. So long as such Securities Depository or Book-Entry System continues to be used for the deposit of Securities of the Fund, the Fund shall annually deliver to Custodian an Officer's certificate certifying that the Fund's Board of Trustees has reviewed such use for the year in which such certificate is delivered to Custodian.

     (b) Securities of the Fund kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of Custodian in such Book-Entry System or Securities Depository which includes only assets held by Custodian as a fiduciary, custodian or otherwise for customers.

     (c) The records of Custodian with respect to Securities of the Fund maintained in a Book-Entry System or Securities Depository shall at all times identify such Securities as belonging to the Fund.

     (d) If Securities purchased by the Fund are to be held in a Book-Entry System or Securities Depository, Custodian shall pay for such Securities upon
(i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of Custodian to reflect such payment and transfer for the account of the Fund. If Securities sold by the Fund are held in a Book-Entry System or Securities Depository, Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such

Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of Custodian to reflect such transfer and payment for the account of the Fund.

     (e) Custodian shall provide the Fund with copies of any report (obtained by Custodian from a Book-Entry System or Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

     (f) At its election, the Fund shall be subrogated to the rights of Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person for any loss or damage to the Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

     3.6 DISBURSEMENT OF MONEYS FROM THE CUSTODY ACCOUNT. Upon receipt of Proper Instructions, Custodian shall disburse moneys from the Custody Account but only in the following cases:

     (a) For the purchase of Securities for the Fund but only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to Custodian (or any sub-custodian appointed pursuant to Section 3.3 above) of such Securities registered as provided in Section 3.9 below or in proper form for transfer or, if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above;
(ii) in the case of options on Securities, against delivery to Custodian (or such sub-custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to Custodian (or such sub-custodian) of evidence of title thereto in favor of the Fund, the Custodian, any such sub-custodian or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into by the Fund, against delivery of the purchased Securities either in certificate form or through an entry crediting Custodian's account at a Book-Entry System or Securities Depository with such Securities;

     (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by the Fund;

     (c) For the payment of any dividends or capital gain distributions declared by the Fund;

     (d) In payment of the redemption price of Shares as provided in Article VI below;

     (e) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, administration, investment management, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

     (f) For transfer in accordance with the provisions of any agreement among the Fund, Custodian and a broker-dealer, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

     (g) For transfer in accordance with the provisions of any agreement among the Fund, Custodian, and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

     (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including Custodian), so long as the payment instructions to Custodian detail specific Securities to be acquired;

     (i) For the purchase from a bank or other financial institution of loan participations, but only if Custodian has in its possession a copy of the agreement between the Fund and such bank or other financial institution with respect to the purchase of such loan participations; and

     (j) For the purchase and sale of foreign currencies or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund pursuant to contracts with such banks and other financial institutions, including any sub-custodian and any affiliate of Custodian, as principal, as are approved and authorized by the Fund, so long as the payment instructions to Custodian detail aspecific assets to be acquired;

     (k) For transfer to a broker-dealer registered under the 1934 Act or in accordance with the provisions of any agreement among the Fund, Custodian and such a broker-dealer as margin for a short sale of Securities;

     (l) For the payment of the amounts of dividends received with respect to Securities sold short; and

     (m) For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper purpose of the Fund, and naming the person or persons to whom such payment is to be made.

     3.7 DELIVERY OF SECURITIES FROM THE CUSTODY ACCOUNT. Upon receipt of Proper Instructions, Custodian shall release and deliver Securities of the Fund from the Custody Account but only in the following cases:

     (a) Upon the sale of Securities for the account of the Fund but, subject to
Section 5.3 below, only against receipt of payment therefor in cash, by certified or cashiers' check or bank credit;

     (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.5 above;

     (c) To an offeror's depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to Custodian;

     (d) To the issuer thereof or its agent (i) for transfer into the name of the Fund or any of the nominees referred to in Section 3.9 below, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to Custodian;

     (e) To the broker selling Securities, for examination in accordance with the "street delivery" custom;

     (f) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to Custodian;

     (g) Upon receipt of payment therefor pursuant to any repurchase agreement entered into by the Fund;

     (h) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to Custodian;

     (i) For delivery in connection with any loans of Securities pursuant to any securities loan agreement entered into by the Fund, but only against receipt of such collateral as is required under such securities loan agreement;

     (j) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt by Custodian of the amounts borrowed;

     (k) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

     (l) For delivery in accordance with the provisions of any agreement among the Fund, Custodian and a broker-dealer, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

     (m) For delivery in accordance with the provisions of any agreement among the Fund, Custodian, and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund; or

     (n) For delivery to a broker-dealer-dealer registered under the 1934 Act or in accordance with the provisions of any agreement among the Fund, Custodian and such a broker-dealer as margin for a short sale of Securities;

     (o) For delivery (by a Foreign Sub-custodian or an agent of Custodian) to the depositary used by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter collectively referred to as "ADRs") for such Securities against a written receipt therefor adequately describing such Securities and written evidence satisfactory to the Foreign Sub-custodian or agent that the depositary has acknowledged receipt of instructions to issue with respect to such Securities ADRs in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian;

     (p) To deliver ADRs to the issuer thereof against a written receipt therefor adequately describing the ADR's delivered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged the receipt of instructions to cause its depositary to deliver the Securities underlying such ADRs to a Foreign Sub-custodian or agent of Custodian: or

     (q) For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose of the Fund, and naming the person or persons to whom delivery of such Securities is to be made.

     3.8 ACTIONS NOT REQUIRING PROPER INSTRUCTIONS. Unless otherwise instructed by the Fund, Custodian shall with respect to all Securities held for the Fund:

     (a) Subject to Section 10.4 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

     (b) Subject to Section 10.4 below, collect on a timely basis the amount payable upon or with respect to all Securities and other assets which may mature or be called, redeemed, retired or otherwise become payable;

     (c) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

     (d) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

     (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Fund at such time, in such manner and containing such information as is prescribed by the IRS;

     (f) Hold for the Fund all rights and similar securities issued with respect to Securities of the Fund; and

     (g) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Fund.

     3.9 REGISTRATION AND TRANSFER OF SECURITIES. All Securities held for the Fund that are issuable only in bearer form shall be held by Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Fund may be registered in the name of Custodian as agent, any sub-custodian appointed pursuant to Section
3.3 above, any Securities Depository, any Foreign Sub-Custodian or Foreign Securities Depository (in the case of Foreign Securities), or any nominee or agent of any of them. The Fund shall furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register as in this Section 3.9 provided, any Securities delivered to Custodian which are registered in the name of the Fund.

     3.10 RECORDS. (a) Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for the Fund, including
(i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, if any, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest accrued; and (iii) cancelled checks and bank records related thereto. Custodian shall keep such other books and records with respect to Securities, cash and other property of the Fund which is held hereunder as the Fund may reasonably request.

     (b) All such books and records maintained by Custodian shall (i) be maintained in a form acceptable to the Fund and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Fund and at all times during the regular business hours of Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Fund and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

     3.11 REPORTS BY CUSTODIAN. Custodian shall furnish the Fund with a daily activity statement, including a summary of all transfers to or from the Custody Account, on the day following such transfers. At least monthly and from time to time, Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held for the Fund under this Agreement.

     3.12 OTHER REPORTS BY CUSTODIAN. Custodian shall provide the Fund with such reports as the Fund may reasonably request from time to time on the internal accounting controls and procedures for safeguarding Securities which are employed by Custodian or any sub-custodian appointed pursuant to Section 3.3 above.

     3.13 PROXIES AND OTHER MATERIALS. Unless otherwise instructed by the Fund, Custodian shall promptly deliver to the Fund (at the address set forth in Article XVII below) all notices of meetings, proxies and proxy materials, which it receives regarding Securities held in the Custody Account which do not constitute Purchased Securities under the Master Repurchase Agreement. Before delivering them to the Fund, Custodian shall cause all proxies relating to such Securities which are not registered in the name of the Fund, or a nominee thereof, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted. Unless otherwise instructed by the Fund, neither

Custodian nor any of its agents shall exercise any voting rights with respect to Securities held hereunder.

     3.14 INFORMATION ON CORPORATE ACTIONS. Custodian shall promptly transmit to the Fund (at the address set forth in Article XVII below) all written information received by Custodian from issuers of Securities held in the Custody Account. With respect to tender or exchange offers for such Securities, Custodian shall promptly transmit to the Fund all written information received by it from the issuers of the Securities whose tender or exchange is sought and by the party (or its agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Fund shall notify Custodian (a) in the case of Foreign Securities, such number of Business Days prior to the date on which Custodian is to take such action as will allow Custodian to take such action in the relevant local market in a timely fashion, and (b) in the case of all other Securities, at least five Business Days prior to the date on which Custodian is to take such action.

     3.15 CO-OPERATION. Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Fund to keep the books of account of the Fund and/or to compute the value of the assets of the Fund.

                                   ARTICLE IV
                            DUTIES OF CUSTODIAN WITH
                             RESPECT TO PROPERTY OF
                     THE FUND HELD OUTSIDE THE UNITED STATES

     4.1 APPOINTMENT OF FOREIGN SUB-CUSTODIANS. Custodian may appoint sub-custodians pursuant to Section 3.3 hereof or Eligible Foreign Custodians in accordance with Rule 17f-5 under the 1940 Act as Foreign Sub-custodians hereunder for the Fund's Securities and other assets maintained outside the United States. Upon receipt of Written Instructions from the Fund to do so, the Custodian shall cease the employment of any Foreign Sub-custodian for maintaining custody of the Fund's assets.

     4.2 ASSETS TO BE HELD. The Custodian shall limit the Securities and other assets maintained in the custody of an Eligible Foreign Custodian to: (a) Foreign Securities, and (b) cash and cash equivalents in such amounts as the Fund may determine.

     4.3 FOREIGN SECURITIES DEPOSITORIES. Custodian or any Foreign Sub-custodian employed by it may maintain assets of the Fund in Foreign Securities Depositories in accordance with Rule 17f-5 under the 1940 Act.

     4.4  AGREEMENTS WITH FOREIGN SUB-CUSTODIANS.  Fund shall approve in writing
(a) the appointment of each Foreign Sub-custodian and the agreement pursuant to which the Custodian employs such Foreign Sub-custodian and (b) for the appointment of each Eligible Foreign Custodian as a Foreign Sub-custodian, the country or countries in which such Foreign Sub- custodian is authorized to hold Securities, cash and other property of the Fund.

     4.5 APPROVED FOREIGN SUB-CUSTODIANS. (a) Those Foreign Sub-custodians and the countries where and the Foreign Securities Depositories through which they or the Custodian may hold Securities, cash and other property of the Fund which the Fund has approved to date are set forth on Exhibit D hereto. Exhibit D shall be amended from time to time as Foreign Sub- custodians, countries and/or Foreign Securities Depositories are changed, added or deleted. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country not listed in Exhibit E in order to allow the Fund to give the approval required by Section 4.4 hereof and for Custodian to put the appropriate arrangements in place with a Foreign Sub-custodian.

     (b) If the Fund invests in a Security to be held pursuant to this Article before the foregoing procedures have been completed, such Security may be held by such agent as Custodian may select, and Custodian shall bear no liability to Fund for the actions of such agent, except to the extent Custodian shall have recovered from such agent for any damages caused to Fund by such agent.

     4.6 REPORTS BY CUSTODIAN. Custodian shall supply to the Fund from time to time, as mutually agreed upon, reports in respect of the safekeeping of the Securities and other assets of the Fund held by Foreign Sub-custodians, including, but not limited to, advices or notifications of transfers of Securities to or from the accounts maintained by Foreign Sub-custodians for the Custodian on behalf of the Fund.

     4.7 TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT. (a) Upon receipt of Proper Instructions given in any of the cases specified in Section 3.7 above, Custodian shall cause the Foreign Sub- custodians to transfer, exchange or deliver Foreign Securities owned by the Fund, subject to all local laws, regulations, customs, procedures and practices applicable in the relevant local market; and

     (b) Upon receipt of Proper Instructions given in any of the cases specified in Section 3.6 above, Custodian shall cause the Foreign Sub-custodians to pay out monies of the Fund, subject to all local laws, regulations, customs, procedures and practices applicable in the relevant local market.

     4.8 LIABILITY OF FOREIGN SUB-CUSTODIANS. The agreement pursuant to which the Custodian employs a Foreign Sub-custodian shall require such Foreign Sub-custodian to exercise reasonable care in the performance of its duties and shall hold such Foreign sub-custodian responsible for any direct loss or damage arising out of any willful misfeasance, bad faith or negligence of such Foreign Sub-custodian in the performance of its obligations under such agreement or out of its reckless disregard of such obligations. At its election, the Fund shall be subrogated to the rights of Custodian with respect to any claims against a Foreign Sub-custodian as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

     4.9  LIABILITY OF CUSTODIAN.  Notwithstanding anything to the contrary in
Section 8.1 below or elsewhere in this Agreement, Custodian shall have no greater liability to the Fund for the actions or omissions of any Foreign Sub-custodian than any such Foreign Sub-custodian has to Custodian, and Custodian shall not be required to discharge any such liability which may be imposed on it unless and until such Foreign Sub-custodian has effectively indemnified Custodian against it or has otherwise discharged its liability to Custodian in full. Custodian shall have no liability for any loss or damage resulting from acts or omissions of any Foreign Sub-custodian arising out of or caused, directly or indirectly, by circumstances beyond such Foreign Sub-custodian's reasonable control, including, without limitation, sovereign risk, as described in Section 8.7, or "force majeure", as covered in Article X.

     4.10 MONITORING RESPONSIBILITIES. Upon the request of the Fund, Custodian shall annually furnish to the Fund information concerning all Foreign Sub-custodians hereunder which shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval by the Fund of the agreements pursuant to which Custodian employs such Foreign Sub- custodians or as otherwise required by Rule 17f-5 under the 1940 Act.

                                    ARTICLE V
                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND

     5.1 PURCHASE OF SECURITIES. Promptly upon each purchase of Securities for the Fund, Written Instructions shall be delivered to Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable. Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of the Fund the total amount specified in such Written Instructions to the person named therein. Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities or other assets for the Fund if there is insufficient cash available in the Custody Account.

     5.2 SALE OF SECURITIES. Promptly upon each sale of Securities by the Fund, Written Instructions shall be delivered to Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement, (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

     5.3 DELIVERY OF SECURITIES SOLD. Notwithstanding Section 5.2 above or any other provision of this Agreement and subject, in the case of Foreign Securities, to all local laws, regulations, customs, procedures and practices applicable in the relevant local market, Custodian, when instructed to deliver Securities against payment, shall be entitled, but only if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor and, exclusively in the case of Securities in physical form, to deliver such Securities prior to receipt of payment. In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and Custodian shall have no liability for any of the foregoing.

     5.4 PAYMENT FOR SECURITIES SOLD, ETC. In its sole discretion and from time to time, Custodian may credit the Custody Account, prior to actual receipt of final payment thereof, with (a) proceeds from the sale of Securities which it has been instructed to deliver against payment, (b) proceeds from the redemption of Securities or other assets of the Fund, and (c) income from cash, Securities or other assets of the Fund. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Custody Account.

     5.5 ADVANCES BY CUSTODIAN FOR SETTLEMENT. Custodian may, in its sole discretion and from time to time, advance funds to the Fund to facilitate the settlement of the Fund's transactions in the Custody Account. Any such advance (a) shall be repayable immediately upon demand made by Custodian, (b) shall be fully secured as provided in Section 11.3 below, and (c) shall bear interest at such rate, and be subject to such other terms and conditions, as the Fund and Custodian may agree.

     5.6 FINAL PAYMENT. For purposes of this Agreement, "final payment" means payment in funds which are (or have become) immediately available, under applicable law are irreversible, and are not subject to any security interest, levy, lien or other encumbrance.

                                   ARTICLE VI
                            REDEMPTION OF FUND SHARES

     6.1 TRANSFER OF FUNDS. From such funds as may be available for the purpose in the Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares on account of the Fund, Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Fund may designate therein with respect to such amount.

     6.2 NO DUTY REGARDING PAYING BANKS. Custodian shall not be responsible for the payment or distribution by any bank designated in Proper Instructions given pursuant to Section 6.1 above of any amount paid by Custodian to such bank in accordance with such Proper Instructions.

                                   ARTICLE VII
                               SEGREGATED ACCOUNTS

     Upon receipt of Proper Instructions, Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

     (a) in accordance with the provisions of any agreement among the Fund, Custodian and a broker-dealer (or any futures commission merchant, relating to compliance with the rules of

The Options Clearing Corporation or of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund,

     (b) for purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund,

     (c) which constitute collateral for loans of Securities made by the Fund,

     (d) for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

     (e) for other proper purposes, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper purposes of the Fund.

                                  ARTICLE VIII
                         SECURITIES LENDING TRANSACTIONS

     8.1 TRANSACTIONS. If and to the extent that the necessary funds and Securities have been entrusted to it under this Agreement (and unless the Fund gives it Proper Instructions to do otherwise), Custodian from time to time shall make for the account of the Fund the transfers of funds and deliveries of Securities which the Fund is required to make pursuant to the Securities Loan Agreement, subject to the limitation on such investments set forth in the Fund's Registration Statement, and shall receive for the account of the Fund the transfers of funds and deliveries of Securities which the borrower under the Securities Loan Agreement is required to make pursuant thereto. Custodian shall make and receive all such transfers and deliveries pursuant to, and subject to the terms and conditions of, the Securities Loan Agreement.

     8.2 COLLATERAL; EVENTS OF DEFAULT. Custodian shall daily mark to market, in the manner provided for in the Securities Loan Agreement and consistent with the pricing procedures set forth in the Fund's prospectus, all loans of Securities which may from time to time be outstanding thereunder. Custodian shall promptly notify the Fund of any default under the Securities Loan Agreement (as such term "default" is defined therein) of which it has actual knowledge.

     8.3 SECURITIES LOAN AGREEMENT. Custodian hereby acknowledges its receipt from the Fund of a copy of the Securities Loan Agreement. The Fund shall provide Custodian, prior to the effectiveness thereof, with a copy of any amendment to the Securities Loan Agreement.

                                   ARTICLE IX
                             REPURCHASE TRANSACTIONS

     9.1 TRANSACTIONS. If and to the extent that the funds and Securities have been entrusted to it under this Agreement (and unless the Fund gives it Proper Instructions to do otherwise), Custodian from time to time shall make for the account of the Fund the transfers of funds and deliveries of Securities which the Fund is required to make pursuant to the Master Repurchase Agreement, subject to the limitation on such investments set forth in the Fund's

Registration Statement, and shall receive for the account of the Fund the transfers of funds and deliveries of Securities which the seller under the Master Repurchase Agreement is required to make pursuant thereto. Custodian shall make and receive all such transfers and deliveries pursuant to, and subject to the terms and conditions of, the Master Repurchase Agreement.

     9.2 COLLATERAL; EVENTS OF DEFAULT. Custodian shall daily mark to market, in a manner consistent with the pricing procedures set forth in the Fund's prospectus, the Securities purchased by the Fund under the Master Repurchase Agreement and held in the Custody Account, and shall give to the seller thereunder any such notice as may be required by the Master Repurchase Agreement in connection with such mark-to-market. Custodian shall promptly notify the Fund of any event of default by the seller under the Master Repurchase Agreement (as such term "event of default" is defined therein) of which it has actual knowledge.

     9.3 MASTER REPURCHASE AGREEMENT. Custodian hereby acknowledges its receipt from the Fund of a copy of the Master Repurchase Agreement. The Fund shall provide Custodian, prior to the effectiveness thereof, with a copy of any amendment to the Master Repurchase Agreement.


                                    ARTICLE X
                            CONCERNING THE CUSTODIAN

     10.1 STANDARD OF CARE. Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Fund for any loss, damages, cost, expense (including attorneys' fees and disbursements), liability or claim which does not arise from willful misfeasance, bad faith or negligence on the part of Custodian or reckless disregard by Custodian of its obligations under this Agreement. Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. In no event shall Custodian be liable for special or consequential damages or be liable in any manner whatsoever for any action taken or omitted upon instructions from the Fund or any agent of the Fund. Custodian shall not be under any obligation at any time to ascertain whether the Fund is in compliance with the 1940 Act, the regulations thereunder, the provisions of its charter documents or by-laws, or its investment objectives and policies as in effect from time to time.

     10.2 ACTUAL COLLECTION REQUIRED. Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until Custodian or its agents actually receive such cash or collect on such instrument.

     10.3 NO RESPONSIBILITY FOR TITLE, ETC. So long as and to the extent that it is in the exercise of reasonable care, Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it or its agents.

     10.4 LIMITATION ON DUTY TO COLLECT. Custodian shall promptly notify the Fund whenever any money or property due and payable from or on account of any Securities held hereunder for the Fund is not timely received by it. Custodian shall not, however, be required to enforce collection, by legal means or otherwise, of any such money or other property not paid when due, but shall receive the proceeds of such collections as may be effected by it or its agents in the ordinary course of Custodian's custody and safekeeping business or of the custody and safekeeping business of such agents.

     10.5 EXPRESS DUTIES ONLY. Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Custodian. Custodian shall have no discretion whatsoever with respect to the management, disposition or investment of the Custody Account and is not a fiduciary to the Fund.

     10.6 NO LIABILITY FOR SOVEREIGN RISK. Custodian shall not be liable for any loss involving any Securities, currencies, deposits or other property of the Fund, whether maintained by it, a Foreign Sub-Custodian, a Foreign Securities Depository, an agent of Custodian or a Foreign Sub-Custodian or a bank, or for any loss arising from a foreign currency transaction or contract, where the loss results from a sovereign risk or where the entity maintaining such

Securities, currencies, deposits or other property of the Fund, whether Custodian, a Foreign Sub- Custodian, a Foreign Securities Depository, an agent of Custodian or a Foreign Sub-Custodian or a bank, has exercised reasonable care maintaining such property or in connection with the transaction involving such property. For purposes of this Agreement, "sovereign risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or any other act or event beyond the control of the Foreign Sub-custodian, the Foreign Securities Depository or the agent of any of them.

                                   ARTICLE XI
                                 INDEMNIFICATION

     11.1 INDEMNIFICATION. The Fund shall indemnify and hold harmless Custodian, any sub-custodian and any nominee of Custodian or any sub-custodian and any nominee of Custodian, from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by Custodian or such sub-custodian or other agent (i) at the request or direction of or in reliance on the advice of the Fund or any of its agents, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement, provided that Custodian, any sub-custodian or any nominee of either of them shall not be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from Custodian's willful misfeasance, bad faith, negligence or reckless disregard of its obligations under this Agreement or, in the case of any sub-custodian or its nominee, from such sub-custodian's willful misfeasance, bad faith, negligence or reckless disregard of its obligations under the agreement under which it is acting.

     11.2 INDEMNITY TO BE PROVIDED. If the Fund requests Custodian to take any action with respect to Securities, which may, in the opinion of Custodian, result in Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, Custodian shall not be required to take such action until the Fund shall have provided indemnity therefor to Custodian in an amount and form satisfactory to Custodian.

     11.3 SECURITY. As security for the payment of any present or future obligation or liability of any kind which the Fund may have to Custodian with respect to or in connection with the Custody Account or this Agreement, the Fund hereby pledges to Custodian all cash, securities and other property of every kind which is in the Custody Account or otherwise held for the Fund pursuant to this Agreement, and hereby grants to Custodian a lien, right of set-off and continuing security interest in such cash, securities and other property.

                                   ARTICLE XII
                                  FORCE MAJEURE

     Neither Custodian nor the Fund shall be liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation.

                                  ARTICLE XIII
                         REPRESENTATIONS AND WARRANTIES

     Each of the Fund and Custodian represents and warrants for itself that (a) it has all necessary power and authority to perform its obligations hereunder,
(b) the execution and delivery by it of this Agreement, and the performance by it of its obligations under this

Agreement, have been duly authorized by all necessary action and will not violate any law, regulation, charter, by- law, or other instrument, restriction or provision applicable to it or by which it is bound, and (c) this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

                                   ARTICLE XIV
                            COMPENSATION OF CUSTODIAN

     The Fund shall pay Custodian such fees and charges as are set forth in the fee schedule annexed hereto as Schedule B, as such fee schedule may from time to time be revised by Custodian upon 14 days' prior written notice to the Fund.
Any annual fee or other charges payable by the Fund shall be paid monthly by automatic deduction from the Custody Account. Expenses incurred by Custodian in the performance of its services hereunder, and all other proper charges and disbursements of the Custody Account, shall be charged to the Custody Account by Custodian and paid therefrom.

                                   ARTICLE XV
                                      TAXES

     Any and all taxes, including any interest and penalties with respect thereto, which may be levied or assessed under present or future laws or in respect of the Custody Account or any income thereof shall be charged to the Custody Account by Custodian and paid therefrom.

                                   ARTICLE XVI
                               AUTHORIZED PERSONS

     16.1 AUTHORIZED PERSONS. Custodian may rely upon and act in accordance with any notice, confirmation, instruction or other communication received by it from the Fund which is reasonably believed by Custodian to have been given or signed on behalf of the Fund by one of the Authorized Persons designated by the Fund in Exhibit A hereto, as it may from time to time be revised. The Fund may revise Exhibit A hereto at any time by notice in writing to Custodian given in accordance with Article XV below, but no revision of Exhibit A hereto shall be effective until Custodian actually receives such notice.

     14.2 INVESTMENT ADVISERS. Custodian may also act in accordance with any Written or Oral Instructions which are reasonably believed by Custodian to have been given or signed by one of the persons designated from time to time by any of the investment advisers of the Fund specified in Exhibit B hereto (if any) as it may from time to time be revised. The Fund may revise Exhibit B hereto at any time by notice in writing to Custodian given in accordance with Article XV below, and each investment adviser specified in Exhibit B hereto (if any) may at any time by like notice designate an Authorized Person or remove an Authorized Person previously designated by it, but no revision of Exhibit B hereto (if any) and no designation or removal by such investment adviser shall be effective until Custodian actually receives such notice.

      16.3 ORAL INSTRUCTIONS. Custodian may rely upon and act in accordance with Oral Instructions (as defined in Section 1.12 above). If Written Instructions confirming Oral Instructions are not received by Custodian prior to a transaction, it shall in no way affect the validity of the transaction authorized by such Oral Instructions or the authorization of the Fund to effect such transaction. Custodian shall incur no liability to the Fund in acting upon Oral Instructions (as defined in Section 1.12 above). To the extent such Oral Instructions vary from any confirming Written Instructions, Custodian shall advise the Fund of such variance but unless confirming Written Instructions are timely received, such Oral Instructions will govern.

                                  ARTICLE XVII
                                     NOTICES

     Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be sent, delivered or given to the recipient at the address set forth after its name hereinbelow:

     IF TO THE FUND:

          ________________________________
          ________________________________
          ________________________________
          Attention:______________________
          Telephone:______________________
          Facsimile:______________________


     IF TO CUSTODIAN:

          Custodial Trust Company
          101 Carnegie Center
          Princeton, New Jersey 08540-6231
          Attention: VICE PRESIDENT - TRUST OPERATIONS
          Telephone: (609) 951-2320
          Facsimile: (609) 951-2327

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XVII.

                                  ARTICLE XVIII
                                   TERMINATION

     Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of the giving of such notice. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on that date (a) deliver directly to the successor custodian or its agents all Securities (other than Securities held in a Book-Entry System, Securities Depository or Foreign Securities Depository) and cash then owned by the Fund and held by Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System, Securities Depository or Foreign Securities Depository to an account of or for the benefit of the Fund, provided that the Fund shall have paid to Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled.

                                   ARTICLE XIX
                                  MISCELLANEOUS

     19.1 BUSINESS DAYS. Nothing contained in this Agreement shall require Custodian to perform any function or duties on a day other than a Business Day.

     19.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

     19.3 REFERENCES TO CUSTODIAN. The Fund shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for the Fund and such other printed matter as merely identifies Custodian as custodian for the Fund. The Fund shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

     19.4 NO WAIVER. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

     19.5 AMENDMENTS. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

     19.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     19.7 SEVERABILITY. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     19.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that this Agreement shall not be assignable by either party hereto without the written consent of the other party. Any purported assignment in violation of this Section 19.8 shall be void.

     19.9 HEADINGS. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its representative thereunto duly authorized, all as of the day and year first above written.


                                   [NAME OF CUSTOMER]



                                   By
                                     ------------------------------------
                                        Authorized Officer



                                   CUSTODIAL TRUST COMPANY




                                   By
                                     ------------------------------------
                                        Authorized Officer

                                    EXHIBIT A


                               AUTHORIZED PERSONS


     Set forth below are the names and specimen signatures of the persons authorized by the Fund to administer the Custody Account.

             NAME                                  SIGNATURE

-----------------------------------     ----------------------------------------

-----------------------------------     ----------------------------------------

-----------------------------------     ----------------------------------------

-----------------------------------     ----------------------------------------

------------------                      --------------------

                                    EXHIBIT B
                               INVESTMENT ADVISERS

                                    EXHIBIT C

                      CUSTODY FEES AND TRANSACTION CHARGES

     DOMESTIC FEES. The Fund shall pay Custodian the following fees and charges for assets in the United States ("Domestic Assets") and transactions in the United States, all such fees and charges to be payable monthly:

     (1) an annual fee of 0.__% (___ basis point) per annum of the value of the Domestic Assets in the Custody Account, such fee to be payable monthly based upon the total market value of such Domestic Assets as determined on the last Business Day of the month for which such fee is charged;

     (2) a transaction charge of $__ for each buy, sell or redemption transaction executed in the Custody Account with respect to such Domestic Assets as are book-entry Securities (but not for any such buy or sell in a repurchase transaction representing a cash sweep investment for the Fund's account or the investment by the Fund of collateral for a loan of Securities);

     (3) a transaction charge of $__ for each receipt or delivery into or from the Custody Account of such Domestic Assets as are Securities in physical form;

     (4) a transaction charge for each repurchase transaction in the Custody Account which represents a cash sweep investment for the Fund's account, computed at a rate of 0.10% (ten basis points) per annum on the amount of the purchase price paid or received by the Fund in such repurchase transaction;

     (5)  a charge of $10 for each funds transfer; and

     (6) a service charge for each holding of Domestic Assets consisting of Securities or other property sold by way of private placement or in such other manner as to require services by Custodian which in the reasonable judgment of Custodian are materially in excess of those ordinarily required for the holding of publicly traded Securities in the United States.

     INTERNATIONAL FEES. The Fund shall pay Custodian fees for assets outside the United States ("Foreign Assets") and transaction charges and other charges (including, without limitation, charges for funds transfers, tax reclaims, and foreign exchange services) outside the United States, all such fees and charges to be payable monthly, according to a schedule of such fees and charges specific to each country in which Foreign Assets are held, such schedule to be provided from time to time upon request.

     Fees shall be based upon the total market value of the applicable Foreign Assets as determined on the last Business Day of the month for which such fees are charged.

                                    EXHIBIT D


                         APPROVED FOREIGN SUB-CUSTODIANS



Foreign Sub-custodian        Country(ies)        Securities Depositories
---------------------        ------------        -----------------------